UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2008
Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 WELLS AVENUE NEWTON, MASSACHUSETTS 02459
(Address of Principal Executive Offices) (Zip code)

(617) 559-0033
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Change in Directors or Principal Officers, Financial Statements and Exhibits

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 31st, 2008, Pro-Pharmaceuticals, Inc. (“the Company”) announced that Theodore H. Zucconi, Ph.D., had been terminated as President.  Dr. Zucconi continues as a member of the Company’s Board of Directors.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2008, the Company met with the NYSE Alternext US (“the Exchange”) to appeal the Exchange’s decision to begin the de-listing process of the company’s common stock.  The Company is out-of-compliance with Section 1003(a)(ii) of the Exchange’s Company Guide.  On December 30, 2008, the Exchange notified the Company that it has denied the Company’s appeal and will begin the de-listing process in accordance with Exchange rules.  The Company anticipates that its shares will be listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) or another market and has begun the OTCBB listing process.  The Company will notify investors of its new stock symbol as soon as it becomes available.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.
News Release of Pro-Pharmaceuticals, Inc., dated December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

		By:	/s/ David Platt
David Platt
Chief Executive Officer

Date:	January 5, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	News Release of Pro-Pharmaceuticals, Inc., dated December 31, 2008.